Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports First-Quarter GAAP Revenue of $13.7 Billion;
Non-GAAP Revenue of $13.8 Billion

News Summary:

•	Revenue increased year-over-year, driven by growth in an expanded portfolio of businesses

•	Strength in Data Center and Internet of Things Groups' revenue, and a strong start for the Programmable Solutions Group (formerly Altera) helped offset PC market and macro-economic challenges

•	Intel announces restructuring initiative to accelerate Intel's transformation from a PC company to one that powers the cloud and billions of smart, connected computing devices

•	Intel Chief Financial Officer (CFO) Stacy Smith will transition to a new role leading sales, manufacturing and operations once his successor is in place

SANTA CLARA, Calif., April 19, 2016 -- Intel Corporation today reported first-quarter GAAP revenue of $13.7 billion, operating income of $2.6 billion, net income of $2.0 billion and EPS of 42 cents. Intel reported non-GAAP revenue of $13.8 billion, operating income of $3.3 billion, net income of $2.6 billion and EPS of 54 cents. The company generated approximately $4.0 billion in cash from operations, paid dividends of $1.2 billion, and used $793 million to repurchase 27 million shares of stock.

“Our first-quarter results tell the story of Intel’s ongoing strategic transformation, which is progressing well and will accelerate in 2016,” said Brian Krzanich, Intel CEO. “We are evolving from a PC company to one that powers the cloud and billions of smart, connected computing devices.”

Intel also today announced a CFO succession plan. The current CFO, Smith, will transition to a new role at the company, leading sales, manufacturing and operations once his successor is in place. The company is beginning a formal search process for a new CFO that will assess both internal and external candidates. Smith will remain firmly focused on his CFO role and duties throughout the search and transition process.

“We are excited to have Stacy take on this new role, leveraging the deep expertise and strong leadership skills that he has developed over his 28-year career at Intel,” said Krzanich.

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Q1 Key Business Unit Trends*

•	Client Computing Group revenue of $7.5 billion, down 14 percent sequentially and up 2 percent year-over-year

•	Data Center Group revenue of $4.0 billion, down 7 percent sequentially and up 9 percent year-over-year

•	Internet of Things Group revenue of $651 million, up 4 percent sequentially and up 22 percent year-over-year

•	Non-Volatile Memory Solutions Group revenue of $557 million, down 15 percent sequentially and down 6 percent year-over-year

•	Intel Security Group revenue of $537 million, up 5 percent sequentially and up 12 percent year-over-year

•	Programmable Solutions Group revenue of $359 million, which does not include $99 million of revenue as a result of acquisition-related adjustments.

* The first quarter of 2016 had 14 weeks of business versus the typical 13 weeks, as the company realigned its fiscal year with the calendar year.

GAAP Financial Comparison
Quarterly Year-Over-Year
	Q1 2016	Q1 2015	vs. Q1 2015
Revenue	$13.7 billion	$12.8 billion	up 7%
Gross Margin	59.3%	60.5%	down 1.2 points
R&D and MG&A	$5.5 billion	$4.9 billion	up 11%
Operating Income	$2.6 billion	$2.6 billion	flat
Tax Rate	18.4%	25.5%	down 7.1 points
Net Income	$2.0 billion	$2.0 billion	up 3%
Earnings Per Share	42 cents	41 cents	up 2%

Non-GAAP Financial Comparison
Quarterly Year-Over-Year
	Q1 2016	Q1 2015	vs. Q1 2015
Revenue	$13.8 billion	$12.8 billion ^	up 8%
Gross Margin	62.7%	61.4%	up 1.3 points
R&D and MG&A	$5.4 billion	$4.9 billion ^	up 9%
Operating Income	$3.3 billion	$2.9 billion	up 13%
Tax Rate	18.4% ^	25.5% ^	down 7.1 points
Net Income	$2.6 billion	$2.2 billion	up 19%
Earnings Per Share	54 cents	45 cents	up 20%

^ No adjustment on a non-GAAP basis.
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GAAP Financial Comparison
Quarterly Sequential
	Q1 2016	Q4 2015	vs. Q4 2015
Revenue	$13.7 billion	$14.9 billion	down 8%
Gross Margin	59.3%	64.3%	down 5.0 points
R&D and MG&A	$5.5 billion	$5.2 billion	up 4%
Operating Income	$2.6 billion	$4.3 billion	down 40%
Tax Rate	18.4%	16.0%	up 2.4 points
Net Income	$2.0 billion	$3.6 billion	down 43%
Earnings Per Share	42 cents	74 cents	down 43%

Non-GAAP Financial Comparison
Quarterly Sequential
	Q1 2016	Q4 2015	vs. Q4 2015
Revenue	$13.8 billion	$14.9 billion ^	down 7%
Gross Margin	62.7%	64.8%	down 2.1 points
R&D and MG&A	$5.4 billion	$5.2 billion ^	up 3%
Operating Income	$3.3 billion	$4.4 billion	down 26%
Tax Rate	18.4% ^	16.0% ^	up 2.4 points
Net Income	$2.6 billion	$3.7 billion	down 29%
Earnings Per Share	54 cents	76 cents	down 29%

Business Outlook
Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after April 19.

The acquisition of Altera was completed in early fiscal year 2016. As a result of the Altera acquisition, we have acquisition-related charges that are primarily non-cash. Our guidance for the second quarter and full-year 2016 include both GAAP and non-GAAP estimates. See reconciliations between these GAAP and non-GAAP financial measures are included below.

^ No adjustment on a non-GAAP basis.
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Intel/Page 4

Q2 2016 Outlook (GAAP, unless otherwise noted):

•	Revenue: $13.5 billion, plus or minus $500 million, returning to a typical 13-week quarter.

•	Non-GAAP gross margin percentage: 61 percent, plus or minus a couple percentage points.

•	R&D plus MG&A spending: approximately $5.1 billion.

•	Restructuring charges: approximately $1.2 billion. Non-GAAP restructuring charges: zero.

•	Impact of equity investments and interest and other: approximately $150 million net gain.

•	Depreciation: approximately $1.5 billion

Full-Year Outlook (GAAP, unless otherwise noted):

•	Revenue: up mid-single digits, down from prior outlook of mid- to high-single digits.

•	Non-GAAP gross margin: 62 percent, plus or minus a couple percentage points, down from prior outlook of 63 percent, plus or minus a couple percentage points.

•	Non-GAAP R&D plus MG&A spending: approximately $20.6 billion, plus or minus $400 million, down from prior outlook of $21.3 billion.

•	Restructuring charges: approximately $1.2 billion. Non-GAAP restructuring charges: zero.

•	Depreciation: approximately $6.3 billion, plus or minus $200 million, down from prior outlook of $6.5 billion, plus or minus $200 million.

•	Tax rate: approximately 22 percent, for each of the remaining quarters of the year, down from prior outlook of approximately 25 percent.

•	Full-year capital spending: $9.5 billion, plus or minus $500 million, is unchanged from prior outlook.

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

Status of Business Outlook
Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business on June 17 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, restructuring charges, and tax rate, will be effective only through the close of business on April 26. Intel’s Quiet Period will start from the close of business on June 17 until publication of the company’s second-quarter earnings release, scheduled for July 20. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

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Intel/Page 5

Forward-Looking Statements
The above statements and any others in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "should," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel's actual results, and variances from Intel's current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel's stock repurchase program could be affected by changes in Intel's priorities for the use of cash, such as operational spending, capital spending, acquisitions, and as a result of changes to Intel's cash flows or changes in tax laws.

•
Intel's expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

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Intel/Page 6

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•
Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions. We completed our acquisition of Altera on December 28, 2015 and risks associated with that acquisition are described in the “Forward Looking Statements” paragraph of Intel’s press release dated June 1, 2015, which risk factors are incorporated by reference herein.

•
Intel’s results may be affected by factors that could cause the implementation of, and expected results from, the restructuring plan announced on April 19, 2016 to differ from Intel’s expectations. A detailed description of risks associated with the restructuring plan and factors that could cause actual results of the restructuring plan to differ is set forth in the “Forward Looking Statements” paragraph of Intel’s press release entitled “Intel Announces Restructuring Initiative to Accelerate Transformation” dated April 19, 2016, which risk factors are incorporated by reference herein.

A detailed discussion of these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q.

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Intel/Page 7

Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today on its Investor Relations website at www.intc.com. A webcast replay and audio download will also be available on the site.

Intel plans to report its earnings for the second quarter of 2016 on July 20. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, Intel CFO and executive vice president, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2 p.m. PDT at www.intc.com.

About Intel
Intel (NASDAQ: INTC) expands the boundaries of technology to make the most amazing experiences possible. Information about Intel can be found at newsroom.intel.com and intel.com.

Intel, the Intel logo, Core, and Ultrabook are trademarks of Intel Corporation or its subsidiaries in the United States and other countries.
*Other names and brands may be claimed as the property of others.

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Intel/Page 8

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended
	Apr 2, 2016	Dec 26, 2015	Mar 28, 2015
NET REVENUE	$13,702	$14,914	$12,781
Cost of sales	5,572	5,324	5,051
GROSS MARGIN	8,130	9,590	7,730

Research and development	3,246	3,119	2,995
Marketing, general and administrative	2,226	2,118	1,953
R&D AND MG&A	5,472	5,237	4,948
Restructuring and asset impairment charges	—	(13)	105
Amortization of acquisition-related intangibles	90	67	62
OPERATING EXPENSES	5,562	5,291	5,115
OPERATING INCOME	2,568	4,299	2,615
Gains (losses) on equity investments, net	22	18	32
Interest and other, net	(82)	(14)	26
INCOME BEFORE TAXES	2,508	4,303	2,673
Provision for taxes	462	690	681
NET INCOME	$2,046	$3,613	$1,992

BASIC EARNINGS PER SHARE OF COMMON STOCK	$0.43	$0.77	$0.42
DILUTED EARNINGS PER SHARE OF COMMON STOCK	$0.42	$0.74	$0.41

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,722	4,722	4,741
DILUTED	4,875	4,876	4,914

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INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Apr 2, 2016	Dec 26, 2015
CURRENT ASSETS
Cash and cash equivalents	$3,061	$15,308
Short-term investments	2,927	2,682
Trading assets	9,103	7,323
Accounts receivable, net	4,216	4,787
Inventories
Raw materials	628	532
Work in process	2,980	2,893
Finished goods	2,143	1,742
	5,751	5,167
Other current assets	2,339	3,053
TOTAL CURRENT ASSETS	27,397	38,320

Property, plant and equipment, net	32,644	31,858
Marketable equity securities	6,377	5,960
Other long-term investments	3,097	1,891
Goodwill	16,942	11,332
Identified intangible assets, net	11,140	3,933
Other long-term assets	7,870	8,165
TOTAL ASSETS	$105,467	$101,459

CURRENT LIABILITIES
Short-term debt	$3,594	$2,634
Accounts payable	3,163	2,063
Accrued compensation and benefits	1,834	3,138
Accrued advertising	820	960
Deferred income	2,632	2,188
Other accrued liabilities	5,483	4,663
TOTAL CURRENT LIABILITIES	17,526	15,646

Long-term debt	21,775	20,036
Long-term deferred tax liabilities	1,247	954
Other long-term liabilities	2,851	2,841

TEMPORARY EQUITY	894	897

Stockholders' equity
Preferred Stock	—	—
Common stock and capital in excess of par value	24,088	23,411
Accumulated other comprehensive income (loss)	560	60
Retained Earnings	36,526	37,614
TOTAL STOCKHOLDERS' EQUITY	61,174	61,085
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$105,467	$101,459

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Intel/Page 10

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q1 2016	Q4 2015	Q1 2015
CASH INVESTMENTS:
Cash and short-term investments	$5,988	$17,990	$6,108
Trading assets	9,103	7,323	8,010
Total cash investments	$15,091	$25,313	$14,118

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$1,318	$920	$965
Deferred income from software, services and other	1,314	1,268	1,231
Total current deferred income	$2,632	$2,188	$2,196

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,619	$1,936	$1,848
Share-based compensation	$448	$296	$368
Amortization of intangibles	$396	$210	$251
Additions to property, plant and equipment*	$(1,259)	$(2,328)	$(2,025)
Acquisitions, net of cash acquired	$(14,569)	$(375)	$(57)
Investments in non-marketable equity investments	$(182)	$(147)	$(278)
Repurchase of common stock	$(793)	$(525)	$(750)
Proceeds from sales of common stock to employees & excess tax benefit	$356	$190	$363
Issuance of long-term debt, net of issuance costs	$—	$1,490	$—
Payment of dividends to stockholders	$(1,228)	$(1,133)	$(1,137)

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding - basic	4,722	4,722	4,741
Dilutive effect of employee equity incentive plans	66	64	82
Dilutive effect of convertible debt	87	90	91
Weighted average shares of common stock outstanding - diluted	4,875	4,876	4,914

STOCK BUYBACK:
Shares repurchased	27	16	21
Cumulative shares repurchased (in billions)	4.8	4.8	4.7
Remaining dollars authorized for buyback (in billions)	$8.6	$9.4	$11.6

OTHER INFORMATION:
Employees (in thousands)	112.4	107.3	106.4

* $132 million of equipment received in Q1 2016 is excluded from capital spending. The equipment was prepaid primarily in 2013 and 2014 and was reflected as cash from operations in the respective periods in which the cash was paid.

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INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(In millions)

	Three Months Ended					Twelve Months Ended
	Apr 2, 2016	Dec 26, 2015	Sep 26, 2015	Jun 27, 2015	Mar 28, 2015	Dec 26, 2015	Dec 27, 2014
Net Revenue
Client Computing Group
Platform	$7,188	$8,392	$8,089	$7,124	$7,049	$30,654	$33,210
Other	361	364	417	413	371	1,565	1,662
	7,549	8,756	8,506	7,537	7,420	32,219	34,872
Data Center Group
Platform	3,718	4,021	3,863	3,579	3,419	14,882	13,366
Other	281	287	277	273	262	1,099	1,030
	3,999	4,308	4,140	3,852	3,681	15,981	14,396
Internet of Things Group
Platform	571	526	501	487	462	1,977	1,814
Other	80	99	80	72	71	321	328
	651	625	581	559	533	2,298	2,142
Non-Volatile Memory Solutions Group	557	654	655	696	592	2,597	2,146
Intel Security Group	537	512	506	488	479	1,985	2,010
Programmable Solutions Group	359	—	—	—	—	—	—
All other	50	59	77	63	76	275	304
TOTAL NET REVENUE	$13,702	$14,914	$14,465	$13,195	$12,781	$55,355	$55,870

Operating income (loss)
Client Computing Group	$1,885	$2,719	$2,433	$1,603	$1,411	$8,166	$10,327
Data Center Group	1,764	2,175	2,130	1,843	1,699	7,847	7,380
Internet of Things Group	123	132	150	146	87	515	583
Non-Volatile Memory Solutions Group	(95)	24	51	92	72	239	255
Intel Security Group	85	79	97	22	15	213	164
Programmable Solutions Group	(200)	—	—	—	—	—	—
All other	(994)	(831)	(669)	(809)	(669)	(2,978)	(3,362)
TOTAL OPERATING INCOME	$2,568	$4,298	$4,192	$2,897	$2,615	$14,002	$15,347

During the first quarter of 2016, we formed the Programmable Solutions Group (PSG) as a result of our acquisition of Altera. Additionally, we formed the New Technology Group, which includes products designed for wearables, cameras, and other market segments (including drones). All prior-period amounts have been retrospectively adjusted to reflect the way we internally manage and monitor segment performance starting in fiscal year 2016 and includes other minor reorganizations.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:

•
Client Computing Group. Includes platforms designed for notebooks (including Ultrabook™ devices), 2 in 1 systems, desktops (including all-in-ones and high-end enthusiast PCs), tablets, phones, wireless and wired connectivity products, and mobile communication components.

•	Data Center Group. Includes platforms designed for the enterprise, cloud, communications infrastructure, and technical computing segments.

•
Internet of Things Group. Includes platforms designed for Internet of Things market segments, including retail, transportation, industrial, and buildings and home use, along with a broad range of other market segments.

•	Non-Volatile Memory Solutions Group. Includes NAND flash memory products primarily used in solid-state drives.

•
Intel Security Group. Includes security software products designed to deliver innovative solutions that secure computers, mobile devices, and networks around the world from the latest malware and emerging online threats.

•
Programmable Solutions Group. Includes programmable semiconductors (primary field-programmable gate array) and related products for a broad range of market segments, including communications, networking and storage, industrial, military, and automotive.

We have sales and marketing, manufacturing, engineering, finance, and administration groups. Expenses for these groups are generally allocated to the operating segments, and the expenses are included in the following operating results.
The “all other” category includes revenue, expenses, and charges such as:

•	results of operations from our New Technology Group;

•	amounts included within restructuring and asset impairment charges;

•	a portion of profit-dependent compensation and other expenses not allocated to the operating segments;

•	divested businesses for which discrete operating results are not regularly reviewed by our CODM;

•	results of operations of start-up businesses that support our initiatives, including our foundry business; and

•	acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.
A substantial majority of our revenue is generated from the sale of platforms. Platforms incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multi-chip package. Our remaining primary product lines are incorporated in "other."

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INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q1 2016	Q1 2016
	compared to Q4 2015	compared to Q1 2015
Client Computing Group Platform
Unit Volumes	(17)%	(15)%
Average Selling Prices	2%	19%

Data Center Group Platform
Unit Volumes	(1)%	13%
Average Selling Prices	(7)%	(3)%

Client Computing Group Notebook, Desktop and Tablet Platform Key Drivers
Q1 2016 compared to Q1 2015:
- Notebook platform volumes decreased 2%
- Notebook platform average selling prices were flat
- Desktop platform volumes decreased 4%
- Desktop platform average selling prices increased 6%
- Tablet platform volumes of 4 million units decreased 44%

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INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using our GAAP effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions as follows:

•
Revenue and gross margin non-GAAP outlook excludes the impact of the deferred revenue write-down, amortization of acquisition-related intangible assets that impact cost of sales, and the inventory valuation adjustment.

◦
Deferred revenue write-down: Sales to distributors are made under agreements allowing for subsequent price adjustments and returns and are deferred until the products are resold by the distributor. Business combination accounting principles require us to write down to fair value the deferred revenue assumed in our acquisitions as we have limited performance obligations associated with this deferred revenue. Our GAAP revenues and related cost of sales for the subsequent reselling by distributors to end customers after an acquisition do not reflect the full amounts that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments eliminate the effect of the deferred revenue write-down. We believe these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of our business.

◦
Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to our cost of sales excludes the expected profit margin component that is recorded under business combination accounting principles. We believe the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

•
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangibles assets such as developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

•
Restructuring and asset impairment charges: Restructuring and asset impairment charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements, assets impairments and other restructuring charges. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance or enable effective comparisons to our past operating performance.

•
R&D plus MG&A spending non-GAAP outlook excludes the impact of other charges associated with the acquisition of Altera, which primarily includes bankers fees, compensation-related costs, and valuation charges for Altera's stock based compensation.

Constant currency effect on revenue: Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the comparable period. We believe this is a useful metric that facilitates comparison to our historical performance for the Intel Security Group operating segment.
Gross cash, net cash and other longer term investments: We reference non-GAAP financial measures of gross cash, net cash and other longer term investments, which are used by management when assessing our sources of liquidity and capital resources. We believe these non-GAAP financial measures are helpful to investors in understanding our capital structure and how we manage our resources.

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SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

($ in Billions)	Q2 2016 Outlook		2016 Outlook

GAAP GROSS MARGIN PERCENTAGE	58%	+/- a couple pct. pts.	60%	+/- a couple pct. pts.
Adjustments for:
Deferred revenue write-down	—%		—%
Inventory valuation	1%		1%
Amortization of acquisition-related intangibles	2%		2%
NON-GAAP GROSS MARGIN PERCENTAGE	61%	+/- a couple pct. pts.	62%	+/- a couple pct. pts.

GAAP R&D plus MG&A SPENDING	$5.1	approximately	$20.7	approximately
Adjustment for other acquisition-related charges	—		(0.1)
NON-GAAP R&D plus MG&A SPENDING	$5.1	approximately	$20.6	approximately

GAAP RESTRUCTURING CHARGES	$1.2	approximately	$1.2	approximately
Adjustment for restructuring charges	(1.2)		(1.2)
NON-GAAP RESTRUCTURING CHARGES	$—		$—

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Intel/Page 15

SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
($ in Millions, except per share amounts)	Apr 2, 2016	Dec 26, 2015	Mar 28, 2015

GAAP NET REVENUE	13,702	14,914	12,781
Deferred revenue write-down	99	—	—
NON-GAAP NET REVENUE	13,801	14,914	12,781

GAAP GROSS MARGIN	8,130	9,590	7,730
Deferred revenue write-down, net of cost of sales	64	—	—
Inventory valuation	226	—	—
Amortization of acquisition-related intangibles	235	72	120
NON-GAAP GROSS MARGIN	8,655	9,662	7,850

GAAP GROSS MARGIN PERCENTAGE	59.3%	64.3%	60.5%
Deferred revenue write-down, net of cost of sales	0.1%	—%	—%
Inventory valuation	1.6%	—%	—%
Amortization of acquisition-related intangibles	1.7%	0.5%	0.9%
NON-GAAP GROSS MARGIN PERCENTAGE	62.7%	64.8%	61.4%

GAAP R&D plus MG&A SPENDING	5,472	5,237	4,948
Other acquisition related charges	(100)	—	—
NON-GAAP R&D plus MG&A SPENDING	5,372	5,237	4,948

GAAP OPERATING INCOME	2,568	4,299	2,615
Deferred revenue write-down, net of cost of sales	64	—	—
Inventory valuation	226	—	—
Amortization of acquisition related intangibles	325	139	182
Restructuring and asset impairment charges	—	(13)	105
Other acquisition related charges	100	—	—
NON-GAAP OPERATING INCOME	3,283	4,425	2,902

GAAP NET INCOME	2,046	3,613	1,992
Deferred revenue write-down, net of cost of sales	64	—	—
Inventory valuation	226	—	—
Amortization of acquisition related intangibles	325	139	182
Restructuring and asset impairment charges	—	(13)	105
Other acquisition related charges	100	—	—
Income tax effect	(132)	(20)	(73)
NON-GAAP NET INCOME	2,629	3,719	2,206

GAAP DILUTED EARNINGS PER COMMON SHARE	0.42	0.74	0.41
Deferred revenue write down, net of cost of sales	0.01	—	—
Inventory valuation	0.05	—	—
Amortization of acquisition related intangibles	0.07	0.03	0.04
Restructuring and asset impairment charges	—	—	0.02
Other acquisition related charges	0.02	—	—
Income tax effect	(0.03)	(0.01)	(0.02)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	0.54	0.76	0.45

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Intel/Page 16

SUPPLEMENTAL RECONCILIATIONS OF CONSTANT CURRENCY
Set forth below is a reconciliation of our operating results for the Intel Security Group operating segment on a constant currency basis. This non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.
Intel Security Group Operating Segment

	Three Months Ended
($ in Millions)	Apr 2, 2016	Mar 28, 2015	% Change

GAAP Net Revenue	537	479	12%
Constant currency adjustment	14
Non-GAAP Net Revenue, constant currency adjusted	$551	$479	15%

GAAP Operating Income	85	15	n/m
Constant currency adjustment	3
Non-GAAP Operating Income, constant currency adjusted	$88	$15	n/m

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Intel/Page 17

SUPPLEMENTAL RECONCILIATIONS OF GAAP CASH AND CASH EQUIVALENTS TO NON-GAAP GROSS CASH AND NON-GAAP NET CASH RESULTS
Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

($ in Millions)	Apr 2, 2016	Dec 26, 2015

GAAP CASH AND CASH EQUIVALENTS	$3,061	$15,308
Short-term investments	2,927	2,682
Trading assets	9,103	7,323
Total cash investments	$15,091	$25,313

GAAP OTHER LONG-TERM INVESTMENTS	$3,097	$1,891
Loans receivable and other	1,466	1,170
Reverse repurchase agreements with original maturities greater than approximately three months	350	1,000
NON-GAAP OTHER LONGER TERM INVESTMENTS	$4,913	$4,061
NON-GAAP GROSS CASH	$20,004	$29,374

($ in Millions)	Apr 2, 2016	Dec 26, 2015

GAAP CASH AND CASH EQUIVALENTS	$3,061	$15,308
Short-term investments	2,927	2,682
Trading assets	9,103	7,323
Total cash investments	$15,091	$25,313
Short-term debt	(3,594)	(2,634)
Unsettled trade liabilities and other	(52)	(99)
Long-term debt	(21,775)	(20,036)
NON-GAAP NET CASH (excluding other longer term investments)	$(10,330)	$2,544

GAAP OTHER LONG-TERM INVESTMENTS	$3,097	$1,891
Loans receivable and other	1,466	1,170
Reverse repurchase agreements with original maturities greater than approximately three months	350	1,000
NON-GAAP OTHER LONGER TERM INVESTMENTS	$4,913	$4,061
NON-GAAP NET CASH (including other longer term investments)	$(5,417)	$6,605